UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     September 21, 2005

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐             Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On September 21, 2005, Boston Scientific Corporation and Medinol Ltd. reached a settlement resolving all outstanding litigation between the parties. Under the terms of the settlement, Boston Scientific will pay Medinol $750 million, and the parties will agree to:

•	A mutual release of existing claims against each other, effectively dismissing all outstanding stent litigation, including all disputes with respect to the Express™ and TAXUS® Express™ stents.
•	A declaration that all agreements between each other, including the supply agreement, are canceled.
•	A covenant by Medinol not to sue Boston Scientific under certain Medinol patents other than through an established arbitration process.
•

The establishment of an arbitration process to be the sole forum to hear any future disputes that may arise involving certain Medinol patents, in which Medinol has agreed to limit any relief it seeks to reasonable royalties.

A copy of Boston Scientific’s press release issued on September 21, 2005 announcing this settlement as well as a copy of the Settlement Agreement between Boston Scientific and Medinol are attached to this report as Exhibits 99.1 and 10.1, respectively.

Item 9.01.	Financial Statements and Exhibits.

10.1	Settlement Agreement effective September 21, 2005 among Medinol Ltd., Jacob Richter and Judith Richter and Boston Scientific Corporation, Boston Scientific Limited and Boston Scientific Scimed, Inc.

99.1	Press Release issued by Boston Scientific Corporation dated September 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: September 23, 2005	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

INDEX TO EXHIBITS

EXHIBIT

NUMBER	DESCRIPTION

10.1	Settlement Agreement effective September 21, 2005 among Medinol Ltd., Jacob Richter and Judith Richter and Boston Scientific Corporation, Boston Scientific Limited and Boston Scientific Scimed, Inc.

99.1	Press Release issued by Boston Scientific Corporation dated September 21, 2005